As filed with the Securities and Exchange Commission on March 25, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COGNYTE SOFTWARE LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

33 Maskit Herzliya Pituach 4673333, Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Cognyte Software Ltd. 2021 Share Incentive Plan

(Full Title of the Plan)

Dean Ridlon

Head of Investor Relations

Cognyte Software Ltd.

80 Orville DR

Suite 100

Bohemia, NY 11716

(Name and address of agent for service)

(631) 244-1414

(Telephone number, including area code, of agent for service)

Copies to:

Colin J. Diamond Paul Hastings LLP 200 Park Avenue New York, New York 10166 Tel: (212) 318-6000	Dan Shamgar, Adv. Ran Camchy, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Cognyte Software Ltd. (“Cognyte,” the “Company,” the “Registrant,” “our company,” “we” or “us”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 3,300,000 additional ordinary shares, no par value (“Ordinary Shares”), of the Registrant reserved for issuance under the Cognyte Software Ltd. 2021 Share Incentive Plan, as amended (the “2021 Plan”), resulting from an amendment to the 2021 Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on January 29, 2021 (File No. 333-252565), on April 19, 2024 (File No. 333-278837), and on April 2, 2025 (File No. 333-286330).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

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PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference herein the following documents (or portions thereof) that we have filed with or furnished with the Commission:

(a) our Annual Report on Form 20-F for the fiscal year ended January 31, 2026, filed with the Commission on March 25, 2026, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) the description of our Ordinary Shares contained in Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended January 31, 2024, filed with the Commission on April 9, 2024, including any amendments or reports filed for the purpose of updating such description; and

(c) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

All other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Articles of Association of the Registrant (1)
4.2	Cognyte Software Ltd. 2021 Share Incentive Plan (2)
4.2.1	Amendment No. 1 to Cognyte Software Ltd. 2021 Share Incentive Plan (3)
4.2.2	Amendment No. 2 to Cognyte Software Ltd. 2021 Share Incentive Plan (4)
4.2.3	Amendment No. 3 to Cognyte Software Ltd. 2021 Share Incentive Plan*
4.3	Specimen ordinary share certificate of the Registrant (5)
5.1	Opinion of Meitar | Law Offices as to the legality of Cognyte Software Ltd.’s Ordinary Shares being registered*
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm*
23.2	Consent of Brightman Almagor Zohar & Co., Certified Public Accountants, a firm in the Deloitte Global Network*
23.3	Consent of Meitar | Law Offices (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this Registration Statement)*
107	Filing Fee Table*

(1)	Incorporated by reference to Exhibit 1.1 to the Registration Statement on Form 20-F of the Registrant (File No. 001-39829), filed with the Commission on December 22, 2020.
(2)	Incorporated by reference to Exhibit 4.6 to the Registration Statement on Form 20-F of the Registrant (File No. 001-39829), filed with the Commission on December 22, 2020.
(3)	Incorporated by reference to Exhibit 4.6A to Amendment No. 1 to the Annual Report on Form 20-F/A for the year ended January 31, 2024, filed with the Commission on April 19, 2024.
(4)	Incorporated by reference to Exhibit 4.6B to the Annual Report on Form 20-F for the year ended January 31, 2025, filed with the Commission on April 2, 2025.
(5)	Incorporated by reference to Exhibit 2.1 to the Registration Statement on Form 20-F of the Registrant (File No. 001-39829), filed with the Commission on December 22, 2020.
*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzliya, State of Israel, on this 25th day of March, 2026.

Cognyte Software Ltd.

By:	/s/ Elad Sharon
Name:	Elad Sharon
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Cognyte Software Ltd., an Israeli corporation, do hereby constitute and appoint Elad Sharon, Chief Executive Officer, and David Abadi, Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elad Sharon	Chief Executive Officer and Director	March 25, 2026
Elad Sharon	(Principal Executive Officer)

/s/ David Abadi	Chief Financial Officer	March 25, 2026
David Abadi	(Principal Financial and Accounting Officer)

/s/ Earl Shanks	Chairman of the Board	March 25, 2026
Earl Shanks

/s/ Avi Cohen	Director	March 25, 2026
Avi Cohen

/s/ Dafna Sharir	Director	March 25, 2026
Dafna Sharir

/s/ Ron Shvili	Director	March 25, 2026
Ron Shvili

/s/ Matthew O’Neill	Director	March 25, 2026
Matthew O’Neill

/s/ Nurit Benjamini	Director	March 25, 2026
Nurit Benjamini

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Cognyte Software Ltd. has signed this registration statement on March 25, 2026.

By:	/s/ Dean Ridlon
Name:	Dean Ridlon
Title:	Head of Investor Relations

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